UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 2, 2007

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

12220 El Camino Real, Suite 410 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 704-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the disclosure in Items 1.01 and 2.01 of our Form 8-K filed with the Securities and Exchange Commission on March 8, 2007 as set forth below.

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.

We refer to our indirectly-owned Canadian subsidiary, Cold Flow Energy ULC, in our previously filed Form 8-K. Cold Flow is owned entirely by 1294697 Alberta Ltd., which, in turn, is owned entirely by us. We formed 1294697 Alberta Ltd. to consummate the acquisition of Peace Oil at the advice of our Canadian tax counsel.

Additionally, we announced that the purchase price was payable, in part, by the delivery of four promissory notes, three of which are due and payable on or before August 30, 2007. Once these three promissory notes are paid in full (i.e., excluding the fourth promissory note for CDN $1.6 million due on December 21, 2007), all security interests provided to secure Cold Flow’s performance under the promissory notes will terminate and be of no further force or effect, including, without limitation, the gross overriding royalty provided for in the Royalty Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date:   March 13, 2007                                                                                     By:  /s/ William Greene
William Greene,
Chief Financial Officer